Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Abpro Holdings, Inc., of our report dated April 15, 2025, relating to the consolidated financial statements of Abpro Holdings, Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 18, 2025